Exhibit 4.2

JEFFERIES GROUP, INC.

Officers’ Certificate Pursuant to

Section 3.01 of the Indenture

August 5, 2011

The undersigned, Peregrine C. Broadbent, Executive Vice President of Jefferies Group, Inc., a Delaware corporation (the “Company”) and Roland T. Kelly, Assistant Secretary of the Company, pursuant to Section 3.01 of the Indenture, dated as of March 12, 2002, as supplemented by the First Supplemental Indenture, dated as of July 15, 2003, between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee (as so supplemented, the “Indenture”), and pursuant to resolutions duly adopted by the Board of Directors of the Company on June 20, 2011 (the “Resolutions”), hereby establish and approve the terms of a series of debt securities of the Company, it being understood that any term used herein which is not defined herein shall have the meaning ascribed to it in the Indenture:

1. The title of the Securities of the series shall be the “Notes Due Nine Months or More from Date of Issue,” with such CUSIP numbers as are assigned to them by the Company (the “Notes”).

2. The initial aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for the Note authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 and except for any Notes which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered under the Indenture) is $200,000,000.

3. The interest on each Note shall be payable to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date.

4. The principal of the Notes shall be payable on the date or dates determined by the Chief Executive Officer and Chairman or the Chairman of the Executive Committee (each an “Authorized Officer”), provided that such date or dates are more than nine months after the respective dates of issuance thereof.

5. The Notes shall bear interest (if any) from the respective dates of issuance thereof, payable on the dates and at the rate or rates (if any) determined (or on the basis of which may be determined, in the case of floating rate Notes), at the time or times of issuance thereof (which determination shall include the determination of the Regular Record Date and the Interest Payment Date) by an Authorized Officer.

6. The principal of and interest and premium, if any, on the Notes shall be payable at such location or locations as are set forth in the attached specimen Notes.

7. The Notes shall be subject to redemption at the option of the Company in whole or in part at any time at the redemption price and upon the other terms and conditions as are set forth in the attached specimen Notes.

8. The Notes shall not be subject to redemption at the option of a Holder thereof or pursuant to any sinking fund or analogous provisions.

9. The Notes shall be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

10. The currency in which payment of the principal of and any premium and interest on the Notes shall be payable is the United States dollar.

11. The principal amount of the Notes shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 of the Indenture.

12. The provisions of Article XIII of the Indenture shall not apply to the Notes.

13. The Notes shall be subject to the Defeasance and Covenant Defeasance provisions of Article XIV of the Indenture.

14. The Notes shall not be convertible into the Common Stock of the Company or any other securities.

15. The Notes shall be issued by the Company to the Depository Trust Company in the form of one or more Global Securities, and there are no circumstances other than those set forth in Section 3.05 of the Indenture in which any Global Security may be transferred to, and registered and exchanged for Securities registered in the name of, a Person other than DTC or a nominee thereof.

16. There shall not be any additions to or changes of the covenants set forth in Article X of the Indenture that applies to the Notes.

17. The Notes will have such other terms as set forth in the Prospectus Supplement dated August 5, 2011 and by the applicable Pricing Supplements.

Furthermore, the undersigned, pursuant to Section 2.01 of the Indenture and pursuant to the authority delegated by the Board of Directors of the Company to the undersigned in the Resolutions, hereby establish the form of the Notes, a true and complete specimen of which is attached hereto.

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IN WITNESS WHEREOF, we have hereunto signed our names and affixed the seal of the Company as of the date first set forth above.

/s/ Peregrine C. Broadbent
Peregrine C. Broadbent
Executive Vice President

/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary

Signature Page to Officers’ Certificate under Section 3.01 of the Indenture